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                                    MORTGAGE,
                        SECURITY AGREEMENT AND FINANCING
                      STATEMENT (INCLUDING FIXTURE FILING)

                          Dated as of December 15, 2004

                                     between

                                  REXUS L.L.C.,
                                  as Mortgagee

                                       and

                              ITT INDUSTRIES, INC.,
                                  as Mortgagor

LOCATION OF MORTGAGED PROPERTY:

Street Address: 175 Standard Parkway
                Cheektowaga, New York 14227
County:         Erie
Block:          1
Lot:            28

                              Record and Return to:

                                    Jones Day
                              222 East 41st Street
                               New York, NY 10017
                      Attention: Leonard C. Pojednic, Esq.

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

                        MORTGAGE, SECURITY AGREEMENT AND
                 FINANCING STATEMENT (INCLUDING FIXTURE FILING)

      THIS MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT (INCLUDING FIXTURE FILING), dated as of December 15, 2004 (this "Mortgage"), between REXUS L.L.C., a Delaware limited liability company with an address at Societe Generale, (Canada), as Lessor Administrator, 1501 McGill College, Bureau 1800, Montreal, Quebec, H3A 3MB, Canada, as the Mortgagee (the "Mortgagee"), and ITT INDUSTRIES, INC., an Indiana corporation, with an address at 4 West Red Oak Lane, White Plains, New York 10604, as Mortgagor (the "Mortgagor"). For purposes of this Mortgage, capitalized terms used herein and not otherwise defined herein or in Schedule IV hereto shall have the meanings assigned to them in Appendix A to the Master Lease (as defined below), and the rules of interpretation set forth in such Appendix A shall apply to this Mortgage.

      WHEREAS, pursuant to a Participation Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Participation Agreement"), among the Mortgagee, the Mortgagor, and others as Investors, the Investors and the Mortgagee have agreed to finance the acquisition of the certain properties described therein, including the real property described on Schedule I hereto (such real property described on Schedule I hereto, the "Land"), and the payment of certain transaction expenses in connection therewith;

      WHEREAS, subject to the terms and conditions set forth in the Participation Agreement, on the date hereof the Mortgagee purchased from the Mortgagor the Land;

      WHEREAS, Mortgagee and Mortgagor have executed that certain Master Lease and Deed of Trust, Deed to Secure Debt and Mortgage dated as of the date hereof (the "Master Lease"), as supplemented by that certain Lease Supplement, dated as of the date hereof (the "Related Lease Supplement"), pursuant to which the Mortgagee leased the Land, all Improvements thereon and all other improvements now thereon or which hereafter may be constructed thereon and all Appurtenant Rights with respect thereto and all Equipment (collectively, the "Subject Property") to the Mortgagor; and

      WHEREAS, pursuant to the terms of this Mortgage, the Mortgagor will grant a continuing security interest and mortgage in the Subject Property to the Mortgagee;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1.Grant of Mortgage Lien and Security Interest: Assignment of Rents. To secure to the Mortgagee the payment and performance of the Obligations in a principal amount not to exceed FIVE MILLION AND 00/100 U.S. Dollars ($5,000,000), the maximum amount of principal indebtedness which is or under any contingency may be secured hereby, together with all other sums described below which may from time to time become due and payable to the Mortgagee by reason of the exercise of its rights and remedies under the Operative Documents:

            (a) Subject to the terms and conditions of the Master Lease, as supplemented by the Related Lease Supplement (including, without limitation, the Mortgagor's rights thereunder so long as no Lease Event of Default has occurred and is continuing), the Mortgagor has caused the Mortgagee to hold title to the Subject Property and does hereby mortgage, grant, bargain, sell, convey, assign, transfer and set over to the Mortgagee, with power of sale, to the extent permitted by Applicable Law:
                  (i) all of the Mortgagor's right, title and interest from time to time in the Subject Property of whatever nature (including without limitation Mortgagor's leasehold interest under the Master Lease, all condemnation and insurance proceeds from the Subject Property and all Profits as defined below); and (ii) all of the Mortgagor's right, title and interest in and to all proceeds of the conversion, whether voluntary or involuntary, of any of the above-described property into cash or other liquid claims, including, without limitation, all awards, payments or proceeds, including interest thereon, and the right to receive the same, which may be made as a result of casualty, any exercise of the right of eminent domain or deed in lieu thereof, the alteration of the grade of any street and any injury to or decrease in the value thereof, the foregoing being referred to hereinafter as the "Security Property".

                  TO HAVE AND TO HOLD the Security Property, subject however to Permitted Property Liens (which shall include the items set forth on Schedule II), unto the Mortgagee, its successors and assigns forever.

                  (i) Protective Advances. The Mortgagee shall have the right, but not the obligation, to make protective advances with respect to the Security Property for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Security Property, and such protective advances, together with interest thereon at the Overdue Rate from the date of each such advance until it is repaid in full, shall be secured by this Mortgage to the fullest extent and with the highest priority contemplated by Applicable Law.

                  (ii) Mortgage. Subject to the limitation set forth in the next succeeding sentence, the Mortgagor and the Mortgagee intend that this Mortgage shall secure Mortgagor's obligation to repay the unpaid balance of advances made by the Mortgagee and/or the holder hereof under the Master Lease and other Operative Documents to the fullest extent and with the highest priority contemplated by Applicable Law. The Obligations secured hereby shall include, without limitation, all Basic Rent, Accrual Rent and Fixed Rent as well as all Supplemental Rent due from Mortgagor under the

                        Master Lease. The maximum amount of the Obligations secured by this Mortgage, exclusive of interest thereon (whether or not identified as interest and including specifically all Accrual Rent under the Master Lease), and exclusive of advances made for the payment of real estate taxes, assessments, insurance premiums and costs incurred for the protection of the Security Property and all other protective advances as described in Section 1(a)(i) above, all of which are also secured by this Mortgage, shall not exceed FIVE MILLION AND 00/100 U.S. DOLLARS ($5,000,000).

            (b) Subject to the terms and conditions of the Master Lease, as supplemented by the Related Lease Supplement (including, without limitation, the Mortgagor's rights thereunder so long as no Lease Event of Default has occurred and is continuing), the Mortgagor hereby grants to the Mortgagee a security interest in the Mortgagor's interest in that portion of the Security Property (the "UCC Property") subject to the Uniform Commercial Code of the State of New York (the "UCC"). This Mortgage shall also be deemed to be a security agreement and shall support any financing statement showing the Mortgagee's interest as a secured party with respect to any portion of the UCC Property described in such financing statement. The Mortgagor agrees, at its sole cost and expense, to execute, deliver and file from time to time such further instruments as may be requested by the Mortgagee to confirm and perfect the lien of the security interest in the collateral described in this Mortgage.

            (c) The Mortgagor hereby irrevocably assigns, conveys, transfers and sets over unto the Mortgagee (subject, however, to the Master Lease, as supplemented by the Related Lease Supplement, and the rights of the Mortgagor thereunder) all and every part of the rents, issues and profits (collectively, the "Profits") that may from time to time become due and payable on account of any and all subleases or other occupancy agreements now existing, or that may hereafter come into existence with respect to the Subject Property or any part thereof, including any guaranties of such sublease or occupancy agreements (collectively, the "Subleases") provided, that, unless a Lease Event of Default is continuing, the Mortgagor shall have the right to collect and retain such Profits. Upon request of the Mortgagee, the Mortgagor shall execute and cause to be recorded, at its expense, supplemental or additional assignments of any Subleases of the Subject Property. Upon the occurrence and during the continuance of a Lease Event of Default, the Mortgagee is hereby fully authorized and empowered in its discretion (in addition to all other powers and rights herein granted), to apply for and collect and receive all such Profits and enforce such guaranty or guaranties, and all money so received under and by virtue of this assignment shall be applied as further security for the payment and performance of the Obligations secured hereby.

            (d) Notwithstanding that this Mortgage is an absolute assignment of the Profits and the Subleases and not merely the collateral assignment of, or the grant of a lien or security interest in, the Profits and the Subleases, the Mortgagee grants to the Mortgagor a revocable license to enforce all of its rights and remedies under the Subleases, to collect and receive the Profits and to retain, use and enjoy such Profits. Such license shall be automatically revoked upon the occurrence and during the continuance of any Lease Event of Default.

      SECTION 2. Remedies. (a) Upon the occurrence and during the continuance of a Lease Event of Default, each of which is also a default under this Mortgage, the Mortgagee may exercise any one or more of the following rights and remedies as it, in its sole discretion, may deem necessary or appropriate:

                  (i)   collect interest on all past due sums at the Overdue
                        Rate;

                  (ii) either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of security, enter upon and take possession of the Security Property, or any part thereof, in its own name, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Security Property, or any part thereof or interest therein, to increase the income therefrom or to protect the security hereof and, with or without taking possession of the Security Property, to sue for or otherwise to collect the Profits thereof, including, without limitation, those past due and unpaid, and to apply the same, less costs and expenses of operation and collection, including, without limitation, reasonable attorneys' fees, upon any Obligations secured hereby, all in such order as the Mortgagee may determine. The entering upon and taking possession of the Security Property, and the collection of such Profits and the application thereof as aforesaid, shall not cure or waive any Lease Event of Default or notice of a Lease Event of Default hereunder or invalidate any act done in response to such Lease Event of Default and, notwithstanding the continuance in possession of the Mortgagee or the collection, receipt and application of Profits by the Mortgagee, the Mortgagee shall be entitled to exercise every right provided for herein or by law upon the occurrence and during the continuance of any Lease Event of Default, including, without limitation, to the extent permitted by Applicable Law, the right to exercise the power of sale;

                  (iii) to the extent permitted by Applicable Law, utilize the procedures set forth in Article 14 of the New York Real Property Actions and Proceedings Law and commence a non-judicial foreclosure by power of sale. To the extent permitted by Applicable Law, Mortgagor waives any right granted pursuant to Section 1421 or any other provision of the New York Real Property Actions and Proceedings Law to challenge Mortgagee's election to enforce this Mortgage by means of such non-judicial foreclosure by power of sale;

                  (iv) foreclose this Mortgage in the manner provided by Applicable Law for the foreclosure of mortgages on real property;

                  (v) declare immediately due and payable without notice or demand, except as otherwise required hereunder or under Applicable Law, all amounts payable by the Mortgagor hereunder or under the other Operative Documents which are then unpaid, with all interest and sums accrued and accelerate payment thereof notwithstanding contrary terms of payment stated therein and exercise all other rights and remedies available hereunder, under Applicable Law, in equity or otherwise;

                  (vi) in any action to foreclose this Mortgage, and upon notice to the Mortgagor or anyone under the Mortgagor and without regard to the adequacy of its security or the then value of the Security Property or the interest of the Mortgagor therein, apply to any court having jurisdiction to appoint a receiver or receivers of the Security Property and the Mortgagor hereby irrevocably consents to such appointment and, to the extent permitted by Applicable Law, waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers of the Mortgagee provided for in Section D(a)(ii) above, to the extent permitted by Applicable Law, and shall continue as a receiver and exercise all such powers until the date of confirmation of sale of the Security Property unless such receivership is sooner terminated by the Mortgagee in its sole discretion or as a court of competent jurisdiction shall direct.

                  Upon the occurrence and during the continuance of a Lease Event of Default, the Mortgagee shall be entitled to enforce payment and performance of any Obligations secured hereby and to exercise all rights and powers hereunder or any laws now or hereafter in force notwithstanding that some or all of said Obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. To the extent permitted by Applicable Law, neither the acceptance nor the enforcement hereof, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the Mortgagee's right to realize upon or enforce any other security now or hereafter held by the Mortgagee; and, to the extent permitted by Applicable Law, the Mortgagee shall be entitled to enforce the rights and remedies provided for herein and any other security now or hereafter held by the Mortgagee in such order and manner as it may in its absolute discretion determine. No remedy conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy, but each shall be cumulative and shall be in addition to every other remedy given hereby or now or hereafter existing at law or in equity or by statute. To the extent permitted by Applicable Law, every power or remedy given hereby to the Mortgagee or to which the Mortgagee may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee, and the Mortgagee may pursue inconsistent remedies.

            (b) Upon the occurrence and during the continuance of a Lease Event of Default, the Mortgagee, in addition to and not in lieu of or in diminution of the rights and remedies provided above shall have all of the rights and remedies of a secured party under the UCC, which rights and remedies may be exercised without application to any court to the extent permitted by the UCC.

            (c) It is the intent of the parties hereto that the Master Lease be treated as a secured borrowing as provided in Section 1, and that, upon the occurrence and during the continuance of a Lease Event of Default, the Mortgagee shall have remedies provided for herein. In the event that, notwithstanding the intention of the parties, a court of competent jurisdiction determines that, for the purpose of remedies, the transaction contemplated by the Master Lease constitutes a leasing arrangement, the parties hereto acknowledge and agree that the Mortgagee shall have, as a result of such determination, in addition to the remedies set forth in this Section 2, all of the rights and remedies of a landlord provided for in Article XVI of the Master Lease, provided that the parties hereto acknowledge and agree that it is their intent that the Master Lease be construed as provided in Section 1.

      SECTION 3. Mortgagee Grant. (a) The Mortgagee hereby conditionally grants a Lien to the Mortgagor against all of the Mortgagee's right, title and interest in and to the Security Property, which Lien shall be effective only if the Mortgagee shall become the subject of any bankruptcy, insolvency or similar proceeding and such proceeding shall result in the rejection of the Master Lease. Such Lien shall secure the satisfaction of the Mortgagor's right to damages and other claims arising out of the rejection of the Master Lease to the extent and in the manner provided for pursuant to the Operative Documents.

      (b) The Mortgagor agrees that the conditional Lien created in paragraph
(a) of this Section will terminate upon the termination of the Master Lease with respect to the Subject Property for any reason other than a rejection of the Master Lease in connection with a bankruptcy, insolvency or similar proceeding with respect to the Mortgagee. Mortgagor covenants to promptly deliver any releases or reconveyances reasonably required by Mortgagee to evidence such termination of Lien.

      (c) The Lien created in paragraph (a) of this Section is junior and subordinate in all respects to the Liens granted by the Mortgagor in favor of the Mortgagee pursuant to this Mortgage and the other Operative Documents.

      SECTION 4. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the laws of the State of New York ("Applicable Law"); and each of the Mortgagee and the Mortgagor agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in such state. The terms and provisions set forth in Schedule III attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in this Mortgage and the terms and provisions set forth in Schedule III, the terms and provisions set forth in Schedule III shall govern and control.

      SECTION 5. No Merger of Title. There shall be no merger of the Master Lease (as amended by the Related Lease Supplement) or of the leasehold estate created thereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) the Master Lease (as amended by the Related Lease Supplement) or the leasehold estate created thereby or any interest in the Master Lease (as amended by the Related Lease Supplement) or such leasehold estate, or (b) the fee estate or ground leasehold estate in the Subject Property, except as may expressly be stated in a written instrument duly executed and delivered by the Mortgagee.

      SECTION 6. Satisfaction of the Mortgage, Security Interest and Assignment of Rents and Subleases. If the Mortgagor complies with the provisions of this Mortgage and irrevocably pays and performs all of the Obligations secured hereby, in accordance with the provisions of the Master Lease, as supplemented by the Related Lease Supplement, and the other Operative Documents and in the manner and at the times set forth therein, without deduction, fraud or delay, then and from thenceforth this Mortgage and the estate hereby granted and created in favor of the Mortgagee, shall cease and become void, anything hereinbefore contained to the contrary notwithstanding.

      SECTION 7. Maximum Interest Rate. No provision of this Mortgage or any transaction related thereto shall require the payment or permit the collection of interest or any other amount in excess of the maximum permitted by Applicable Law. If any excess of interest or any other amount in such respect is herein or any other Operative Document provided for, the Mortgagor shall not be obligated to pay such excess interest or any other amounts in excess of the amount permitted by applicable law, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this Mortgage and the other Operative Documents.

      SECTION 8. Security Agreement and Fixture Financing Statement. This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the UCC. The Subject Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagee in the Subject Property. In Section 1(b), Mortgagor has granted to Mortgagee, as security for the Obligations, a security interest in the UCC Property to the full extent that the UCC Property may be subject to the UCC. The information contained in this Section 9 is provided in order that this Mortgage shall comply with the requirements of the UCC for mortgages to be effective as financing statement filed as a fixture filing. The name of the "debtor" is ITT INDUSTRIES, INC.; the name of the "secured party" is REXUS L.L.C.; the mailing address of the "secured party" from which information concerning the security interest may be obtained and the mailing address of the "debtor" are as set forth in the first paragraph herein. The types, or the items, of collateral covered hereby consist of the UCC Property identified in Section 1 which constitute fixtures or personal property. The Mortgagee is the record owner of the Land.

      SECTION 9. Notices. For purposes of this instrument as a fixture filing, and for all other purposes, unless otherwise specifically provided herein, all notices, offers, acceptances, rejections, consents, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given as set forth in Section 26.4 of the Master Lease.

      SECTION 10. Counterpart Execution. This Mortgage may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

                      [Signature Blocks on Following Page]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Mortgage to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                                REXUS L.L.C., as Mortgagee

                                     By: /s/ Larry Bowman
                                         -----------------
                                     Name: Larry Bowman
                                     Title: President

                                ITT INDUSTRIES, INC., as Mortgagor

                                     By: /s/ Donald Foley
                                         -----------------
                                     Name: Donald Foley
                                     Title: Senior Vice President, Treasurer and
                                     Director of Tax

                                   Schedule I

                                Legal Description

                                    PARCEL 1

      ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Cheektowaga, County of Erie and State of New York, being part of Lot No. 23, Township 11, Range 7 of the Holland Land Company's Survey, further described as part of the premises designated and subdivided on map filed in Erie County Clerk's Office under Cover of Maps No. 553, more particularly bounded and described as follows:

      BEGINNING at a point in the easterly line of said Subdivision Tract distant southerly, at right angles, 20 feet from the southerly line of lands of the former Lehigh Valley Railroad Company, now Conrail; thence southerly along the easterly line of said Subdivision Tract 1354.22 feet to the northerly line of Wojcik Avenue as said line is extended easterly in a direct line; running thence westerly along the northerly line of Wojcik Avenue and said line extended and forming an interior angle of 90 degrees 35' 50" with the last described line 388.2 feet to the easterly line of Walkowiak Avenue; running thence northerly along the easterly line of Walkowiak Avenue and said line extended northerly in a direct line and forming an interior angle of 90 degrees with the last described line 1206.09 feet to a point therein 20.0 feet southerly at right angles from the southerly line of lands of Conrail (formerly the Lehigh Valley Railway Company); running thence easterly along a line drawn parallel with the southerly line of said railway company's land and forming an interior angle of 100 degrees 12' 10" with the last described line 428.70 feet to the point or place of beginning.

                                    PARCEL 2

      ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Cheektowaga, County of Erie and State of New York, being parts of Lots Nos. 15 and 23, Township 11, Range 7 of the Holland Land Company's Survey, bounded and described as follows:

      BEGINNING at the point or intersection of the northerly line of Wojcik Avenue, as described in deed to the Town of Cheektowaga recorded in Erie County Clerk's Office in Liber 1450 of Deeds at page 288, with the easterly line of the lands shown upon map filed in said Clerk's Office under Cover of Maps No. 553; running thence easterly along said northerly line of Wojcik Avenue 365.14 feet to the westerly line of lands conveyed to Niagara, Lockport & Ontario Power Company by deed recorded in said Clerk's Office in Liber 1392 of Deeds at page 474; running thence northerly along the westerly line of lands so conveyed to said power company and forming an interior angle of 93 degrees 43' with the last described line 1271.80 feet to an angle therein; running thence northerly along the westerly line of lands so conveyed to said power company and forming an exterior angle of 184(0) 50' 10" with the last described course 158.08 feet to the southerly line of lands conveyed to Buffalo General Electric Company by deed recorded in said Clerk's Office in Liber 1894 of Deeds at page 49; running thence westerly along the southerly line of lands so conveyed to Buffalo General Electric Company and forming an interior angle of 71 degrees with the last described course 459.28 feet to the easterly line of the lands shown upon said map filed under Cover No. 553; running thence southerly along the easterly line of the lands, shown upon said map and forming an interior angle of 110 degrees 48' with the last described line 1268.64 feet to the point or place of beginning.

      EXCEPTING THEREFROM a triangular parcel of land situate in the Town of Cheektowaga, County of Erie and State of New York, being a part of Lots 15 and 23, Township 11, Range 7 of the Holland Land Company's Survey, bounded and described as follows:

      BEGINNING at the point of intersection of the southerly line of lands conveyed by Philip Stephan by executors to the Buffalo General Electric Company by deed dated June 16, 1926 and recorded in the Office of the Clerk of the County of Erie in Liber 1894 of Deeds at page 49 and the westerly line of lands conveyed by same grantors to the Niagara, Lockport and Ontario Power Company by deed dated January 15, 1917 and recorded in the Office of said Clerk in Liber 1392 of Deeds at page 474; thence southerly along the lands so conveyed to said Niagara, Lockport and Ontario Power Company, 73.47 feet to a point; thence westerly, and forming an exterior angle of 107 degrees 25' with the last described line 117.01 feet to a point on the southerly line of lands conveyed to the Buffalo General Electric Company as above mentioned at a point on said southerly line, 118.08 feet westerly measured along said southerly line from the point of beginning; thence easterly along the southerly line of lands so conveyed to said Buffalo General Electric Company, and forming an interior angle of 36 degrees 25' with the last described line 118.08 feet to the point of beginning.

                                    PARCEL 3

      ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Cheektowaga, County of Erie and State of New York, being part of Farm Lot 23, Township 11, Range 7 of the Holland Land Company's Survey, more particularly bounded and described as follows:

      BEGINNING at the intersection of the east line of land as shown on a subdivision map filed in the Erie County Clerk's Office under Cover No. 812 with the south line of Wojcik Street, as a sixty (60) foot highway; running thence easterly along the south line of said Wojcik Street 361.83 feet to the west line of lands of the Niagara, Lockport and Ontario Power Company; running thence southerly along the said west line of the lands of the Niagara, Lockport and Ontario Power Company and forming an interior angle of 86(0) 17' with the last described line 692.31 feet; thence west on a line parallel with William Street and forming an interior angle of 93 degrees 02' 50" with the last described line 324.10 feet to a point in the said east line of lands as shown on said subdivision map under Cover No. 812; running thence northerly along said east line of lands on map under Cover No. 812 and forming an interior angle of 90 degrees 04' 20" with the last described line 687.10 feet to the point or place of beginning.

                                    PARCEL 4

      ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Cheektowaga, County of Erie and State of New York, being part of Farm Lot 23, Township 11, Range 7 of the Holland Land Company's Survey, and being more particularly described as follows:

      COMMENCING at the intersection of the east line of lands as shown on map filed in the office of the Clerk of the County of Erie under Map Cover No. 812 and the north line of Wojcik Street, as said north line is projected easterly; running thence southerly along said east line of lands under Cover No. 812 as aforesaid 15 feet; running thence easterly on a line which is parallel to the said north line of Wojcik Street as said north line is extended or projected easterly and forming an exterior angle of 90 degrees 34' 20" with the last described line 364.31 feet to a point in the west line of lands of the Niagara Mohawk Power Corporation; running thence northerly along said west line of the Niagara Mohawk Power Corporation's lands and forming an interior angle of 93 degrees 43' with the last described line 15.03 feet to its intersection with the said north line of Wojcik Street as said north line is extended or projected easterly; running thence westerly along the said north line of Wojcik Street as the same is projected easterly and forming an interior angle of 86 degrees 17' with the last described line 365.14 feet to a point in the east line of lands as shown under Cover No. 812 as aforesaid at the point or place of beginning.

                                    PARCEL 5

      ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Cheektowaga, County of Erie and State of New York, being part of Lot No. 23, Township 11, Range 7 of the Holland Land Company's Survey, and being further bounded and described as follows:

      COMMENCING at the intersection of the east line of lands shown under Map Cover 812 and the north line of Wojcik Street as projected easterly; thence southerly along the east line of Map Cover 812 a distance of 60 feet to a point (said point being the southeast corner of subdivision lot No. 51, Block S, Map Covers 553 and 812); thence easterly and along the southerly line of lands conveyed to the Town of Cheektowaga by deed recorded in the Erie County Clerk's Office in Liber 1450 of Deeds at page 288 and forming an interior angle of 89 degrees 25' 40" with the last described line a distance of 361.83 feet to a point in the west line of lands now owned by Niagara Mohawk Power Company; thence northerly along the lands of the Niagara Mohawk Power Company and forming an interior angle of 93 degrees 43' with the last described line a distance of
60.13 feet to its intersection with the north line of Wojcik Street as said line is extended or projected easterly; thence westerly along said north line of Wojcik Street as extended easterly and forming an interior angle of 86 degrees 17' with the last described line 365.14 feet to a point in the east line of Cover No. 812, at the point of beginning.

      EXCEPTING land conveyed by Town of Cheektowaga to Ashland Oil & Refining Company by deed recorded in Deed Liber 5291, page 317.

                                    PARCEL 6

      ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Cheektowaga, County of Erie and State of New York, being part of Lot No. 23, Township 11 and Range 7 of the Holland Land Company's Survey and according to maps filed in the Erie County Clerk's Office under Covers Nos. 553 and 812 is known as subdivision lots Nos. 51 and 52 in Block "S", and being further bounded and described as follows:

      BEGINNING at a point in the easterly line of Starlite Avenue (formerly Dombrowski Avenue) at the southwest corner of the aforesaid Subdivision Lot No. 51, thence easterly at right angles to Starlite Avenue and along the south line of said Subdivision Lot No. 51, 123.60 feet to the southeast corner of said Subdivision Lot; thence northerly and forming an interior angle of 90 degrees 34' 20" with the last described line and along the east line of Sublots 51 and 52 as aforesaid 60.0 feet to the northeast corner of Sublot 52; thence westerly along the north line of Sublot 52 and forming an interior angle of 89 degrees 25' 40" with the last described line 124.20 feet to the east line of Starlite Avenue; thence southerly at right angles to the last described line 60.0 feet to the point or place of beginning.

                                   Schedule II

                       Additional Permitted Property Liens

                                      NONE

                                  Schedule III

                              Local Law Provisions

      1. NYRPL 291-f. Section 291-f of the New York State Real Property Law shall apply to any cancellation, abridgement, modification, or prepayment of any Lease, it being intended that Mortgagee shall have the benefit of Section 291-f.

      2. Commercial Property. Mortgagee represents that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having its own separate cooking facilities.

      3. Trust Fund. Mortgagor agrees that it will receive the advances secured by this Mortgage and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of improvement, if any, and will apply the same first to the payment of such costs before using any part of the total of the same for any other purpose and will comply with Section 13 of the New York Lien Law. To the extent permitted by Applicable Law, Mortgagor will indemnify and hold Mortgagee harmless against any loss or liability, cost or expense, including, without limitation, any judgments, attorneys' fees, costs of appeal, bonds, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Mortgagee or Mortgagor of any Section of Article 3A of the New York Lien Law. The provisions of this Section 3 shall survive the payment and performance of Mortgagor's obligations under this Mortgage and the other Operative Documents.

      4. Maximum Principal Indebtedness. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE MAXIMUM PRINCIPAL INDEBTEDNESS WHICH IS OR UNDER ANY CONTINGENCY MAY BE SECURED BY THIS MORTGAGE IS FIVE MILLION AND 00/100 U.S. DOLLARS ($5,000,000), TOGETHER WITH (I) TAXES, CHARGES OR ASSESSMENTS WHICH MAY BE IMPOSED BY LAW UPON THE SUBJECT PROPERTY, (II) PREMIUMS ON INSURANCE POLICIES COVERING THE SUBJECT PROPERTY, AND (III) EXPENSES INCURRED IN UPHOLDING THE LIEN OF THIS MORTGAGE INCLUDING, BUT NOT LIMITED TO, (A) THE EXPENSES OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS MORTGAGE,
(B) ANY AMOUNT, COST OR CHARGE TO WHICH THE MORTGAGEE BECOMES SUBROGATED, UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY, AND (C) INTEREST AT THE OVERDUE RATE (OR REGULAR INTEREST
RATE) AND PENALTIES PROVIDED FOR HEREIN OR IN THE OTHER OPERATIVE DOCUMENTS.

      5. Last Dollars Secured; Priority. This Mortgage secures only a portion of the Obligations. The parties agree that any payments or payment on account of the Obligations shall be and be deemed to be applied first to the portion of the Obligations that is not secured hereby, it being the parties' intent that the portion of the Obligations last remaining unpaid shall be secured hereby.

                                   Schedule IV

                                  Defined Terms

      "Appurtenant Rights" means, with respect to the Land and the Subject Property, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, and other rights and benefits at any time belonging or pertaining to the Land and the Subject Property, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land and (iii) all of the Mortgagor's right, title and interest in all general intangibles relating to the design, development, operation, management and use of the Subject Property, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any Governmental Authority in connection with the development, use, operation or management of the Subject Property, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Subject Property, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Subject Property, and all payment and performance bonds or warranties or guarantees relating to the Subject Property, all to the extent assignable.

      "Equipment" means any equipment the removal of which could reasonably be expected to affect the value or utility of the Land or the Subject Property, taken together or separately, including heating, electrical, switch gear, power supply, lighting, plumbing, ventilation, air conditioning and air cooling systems, refrigerating equipment, generators, locking and unlocking equipment, communication systems, sprinkler system and fire prevention systems, security systems and fixtures of all kinds; provided, however, that the term "Equipment" shall expressly exclude all inventory, furniture and furnishings.

                                     - 4 -